As filed with the Securities and Exchange Commission on November 5, 1999
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -------------------------

                           Wireless Facilities, Inc.
             (Exact name of Registrant as specified in its charter)

                           -------------------------

                Delaware                               13-3818604
         (State or other jurisdiction                  (I.R.S. Employer
       of incorporation or organization)          Identification Number)

                         9805 Scranton Road, Suite 100
                          San Diego, California 92121
                                 (858) 824-2929
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                             1997 Stock Option Plan
                           1999 Equity Incentive Plan
                       1999 Employee Stock Purchase Plan
                               Warrant Agreements
                           (Full title of the plans)

                           -------------------------

                              Massih Tayebi, Ph.D.
                            Chief Executive Officer
                           Wireless Facilities, Inc.
                         9805 Scranton Road, Suite 100
                          San Diego, California 92121
                                 (858) 824-2929
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                            William W. Eigner, Esq.
                    Procopio, Cory, Hargreaves & Savitch LLP
                            530 B Street, Suite 2100
                              San Diego, CA  92101
                                 (619) 238-1900


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
     Title of                             Proposed Maximum     Proposed Maximum
 Securities to be      Amount to be      Offering Price Per   Aggregate Offering        Amount of
    Registered          Registered            Share(1)             Price(1)         Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value           14,480,770            $17.00           $147,827,596.83           $41,096.07
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the Registrant's 1997 Stock Option Plan and subject to warrants granted outside any plan, and (b) the fair market value of the Company's Common Stock as of November 5, 1999 (as determined by the offering price per share listed in the Company's prospectus filed with the Securities and Exchange Commission on November 5, 1999 pursuant to Rule 424(b)(4) in connection with the Company's Registration Statement on Form S-1 -- File No. 333-85515), for shares issuable under the Company's Employee Stock Purchase Plan and 1999 Equity Incentive Plan. The following chart shows the calculation of the registration fee.

      Type of Shares           Number of Shares    Offering Price Per Share  Aggregate Offering Price
---------------------------  --------------------  ------------------------  ------------------------
Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                         75,000                    $ 1.00            $    75,000.00

Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                        537,789                    $ 1.33            $   715,259.37

Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                         73,000                    $ 1.58            $   115,340.00

Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                         75,000                    $ 1.67            $   125,250.00

Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                      1,508,940                    $ 2.00            $ 3,017,880.00

Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                      1,524,871                    $ 4.16            $ 6,343,463.36

Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                        208,150                    $ 5.50            $ 1,144,825.00

Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                         64,480                    $ 7.00            $   451,360.00

Common stock issuable
 pursuant to outstanding
 options under the 1997
 Stock Option Plan                        751,624                    $ 8.50            $ 6,388,804.00

Common stock issuable
pursuant to outstanding
options under the 1997
Stock Option Plan                          78,740                    $10.00            $   787,400.00

Common stock issuable
pursuant to outstanding
options under the 1997
Stock Option Plan                         262,719                    $11.50            $ 3,021,268.50

Common stock issuable
pursuant to outstanding
options under the 1997
Stock Option Plan                         468,547                    $12.00            $ 5,622,564.00

Common stock issuable
pursuant to outstanding
options under the 1997
Stock Option Plan                         328,235                    $13.00            $ 4,267,055.00

Common stock issuable
pursuant to outstanding
options under the 1997
Stock Option Plan                         903,675                    $15.00            $13,555,125.00

Common stock issuable
pursuant to outstanding
options under the 1997
Stock Option Plan                          20,000                    $17.00            $   340,000.00

Common stock issuable
pursuant to Warrants
dated February 28, 1997                    99,996                    $ 0.93            $    92,996.28

Common stock issuable
pursuant to Warrants
dated February 1, 1998                    800,004                    $ 1.58            $ 1,264,006.32

Common stock issuable
under the 1999 Equity
Incentive Plan                          6,000,000                    $15.00            $90,000,000.00

Common stock issuable
under the Employee Stock
Purchase Plan                             700,000                    $15.00            $10,500,000.00

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The prospectus contained in the Form S-1 Registration Statement (No. 333-85515) filed by Wireless Facilities, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on August 18, 1999, as amended through the date hereof (the "Form S-1"), is hereby incorporated by reference into this Registration Statement. The Registrant has not filed, and has not been required to file, any reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. A description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on September 3, 1999, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against all expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

     The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.  Description
-----------  -----------

*4.1         Amended and Restated Certificate of Incorporation, as currently in effect.
*4.2         Form of Restated Certificate of Incorporation, to be filed and become effective prior to the closing of the offering pursuant to the Form S-1.
*4.3         Form of Restated Certificate of Incorporation, to be filed and become effective upon the closing of the offering pursuant to the
             Form S-1.
*4.4         Bylaws, as currently in effect.
*4.5         Form of Bylaws, as amended to become effective upon the closing of the offering pursuant to the Form S-1.
*4.6         Specimen Common Stock Certificate.
5.1          Opinion of Procopio, Cory, Hargreaves & Savitch  LLP.
23.1         Consent of KPMG LLP, Independent Public Accountants.
23.2         Consent of Procopio, Cory, Hargreaves & Savitch LLP.  Reference is
             made to Exhibit 5.1.
24.1         Power of Attorney.  Reference is made to page 4.
*99.1        1997 Stock Option Plan.
*99.2        Form of Stock Option Agreement pursuant to the 1997 Stock Option
             Plan and related terms and conditions.
*99.3        1999 Equity Incentive Plan.
*99.4        Form of Stock Option Agreement pursuant to the 1999 Equity
             Incentive Plan.
*99.5        1999 Employee Stock Purchase Plan and related offering documents.
*99.6        Form of Warrant Agreement by and between the Registrant and each of
             Scott Anderson and Scot Jarvis dated as of February 28, 1997.
*99.7        Form of Warrant Agreement by and between the Registrant and each of
             Scott Anderson and Scot Jarvis dated as of February 1, 1998

* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-85515) originally filed on August 18, 1999, as amended through the date hereof, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     1.    The undersigned Registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1934, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on November 5, 1999.


                                    WIRELESS FACILITIES, INC.


                                    By:  /s/ Thomas A. Munro
                                         -------------------
                                         Thomas A. Munro,
                                         Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Massih Tayebi, Masood Tayebi and Thomas
A. Munro and each or any of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                    Date


    /s/ Massih Tayebi        Chief Executive Officer and    November 5, 1999
    -------------------
        Massih Tayebi        Director (Principal Executive
                              Officer)

    /s/ Masood Tayebi        President and Director         November 5, 1999
    -------------------
        Masood Tayebi


    /s/ Thomas A. Munro      Chief Financial Officer        November 5, 1999
    -------------------
        Thomas A. Munro      (Principal Financial and
                              Accounting Officer


    /s/ Scott Anderson       Director                       November 5, 1999
    -------------------
        Scott Anderson

    /s/ Bandel Carano        Director                       November 5, 1999
    -------------------
        Bandel Carano

    /s/ Scot Jarvis          Director                       November 5, 1999
    -------------------
        Scot Jarvis

EXHIBIT INDEX

Exhibit No.    Description of Document
-----------    -----------------------

*4.1           Amended and Restated Certificate of Incorporation, as currently in effect.
*4.2           Form of Restated Certificate of Incorporation, to be filed and become effective prior to the closing of the offering pursuant to the Registrant's Form S-1 Registration Statement (333-85515).
*4.3           Form of Restated Certificate of Incorporation, to be filed and become effective upon the closing of the offering pursuant to the
               Form S-1.
*4.4           Bylaws, as currently in effect.
*4.5           Form of Bylaws, as amended to become effective upon the closing of the offering pursuant to the Form S-1.
*4.6           Specimen Common Stock Certificate.
5.1            Opinion of Procopio, Cory, Hargreaves & Savitch LLP.
23.1           Consent of KPMG LLP, Independent Public Accountants.
23.2           Consent of Procopio, Cory, Hargreaves & Savitch LLP. Reference
               is made to Exhibit 5.1.
24.1           Power of Attorney.  Reference is made to page 4.
*99.1          1997 Stock Option Plan.
*99.2          Form of Stock Option Agreement pursuant to the 1997 Stock Option
               Plan and related terms and conditions.
*99.3          1999 Equity Incentive Plan.
*99.4          Form of Stock Option Agreement pursuant to the 1999 Equity
               Incentive Plan.
*99.5          1999 Employee Stock Purchase Plan and related offering
               documents.
*99.6          Form of Warrant Agreement by and between the Registrant and each of Scott Anderson and Scot Jarvis dated as of February 28,
               1997.
*99.7          Form of Warrant Agreement by and between the Registrant and each of Scott Anderson and Scot Jarvis dated as of February 1,
               1998

* Filed as an exhibit to Registration Statement on Form S-1 (No. 333-85515) originally filed on August 18, 1999, as amended through the date hereof, and incorporated herein by reference.